Gordon Sangster to Join Codexis as Senior Vice President & Chief Financial Officer

REDWOOD CITY, Calif., July 28, 2014 – Codexis, Inc. (NASDAQ: CDXS), a leading developer of biocatalysts for the pharmaceutical and fine chemical industries, today announced that Gordon Sangster has agreed to join Codexis as Senior Vice President & Chief Financial Officer. Gordon, who will start on August 18, 2014, will manage all aspects of Codexis’ financial and accounting functions and will report to John Nicols, President & Chief Executive Officer.
“Gordon brings over twenty years of experience in the biotechnology and life sciences industry to Codexis, and given his multiple public-company CFO roles, I am confident that he will step in seamlessly to help drive Codexis’ success and growth going forward,” stated John Nicols. “Gordon’s articulate, engaging style will bring energy and direction to our investor relations and corporate communications efforts, which will be especially important for Codexis following our recent announcement of the groundbreaking multi-year license and collaboration agreement with GSK.”

“I am thrilled to join Codexis at this exciting time in the company’s growth and look forward to working with John, the entire management team and the Board to drive the company’s future success and to enhance value for our investors," Gordon Sangster stated.

Prior to signing with Codexis, Mr. Sangster has served as Chief Financial Officer at multiple public and private life science companies for the last fourteen years. From October 2011 until July 2014, Mr. Sangster served as Chief Financial Officer of Nitinol Devices & Components, a private medical device manufacturer. Prior to that role, Mr. Sangster was Chief Financial Officer of ITC Nexus-Dx, a private medical device company that focused on point-of-care diagnostics, from October 2010 to July 2011. From November 2007 to October 2010, Mr. Sangster was Chief Financial Officer of Micrus Endovascular, a publicly traded medical device company that was acquired by Johnson & Johnson for $480 million. From 2006 to 2007, Mr. Sangster was also Chief Financial Officer of HemoSense, Inc., a publicly traded medical device company which was acquired by Alere. Prior to that role,

Mr. Sangster was Chief Financial Officer of AP Pharma, a publicly traded biotech company, from 2000 to 2006. Prior to his Chief Financial Officer roles, Mr. Sangster held roles of increasing responsibility in finance at AP Pharma, Raychem, CooperVision and Levi Strauss.

Mr. Sangster is a member of the Institute of Chartered Accountants in England and Wales, and is a native of Edinburgh, Scotland.

About Codexis, Inc.
Codexis, Inc. is a leading developer of biocatalysts for pharmaceutical and fine chemical production. Codexis’ proven technology enables scale-up and implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable process development – from research to manufacturing. For more information, see www.codexis.com.
Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis’ ability to grow its business in the future and the ability of Mr. Sangster to integrate into Codexis and succeed as Chief Financial Officer. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis' control and that could materially affect actual results. Factors that could materially affect actual results include Codexis' dependence on its collaborators; Codexis' dependence on a limited number of products and customers; potential adverse effects to Codexis' business if its customers' pharmaceutical products are not received well in the markets; and Codexis’ ability to retain key personnel. Additional factors that could materially affect actual results can be found in Codexis' Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2014, including under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.
Codexis Contacts:
Investors:
Mike Rice, 646-597-6987
mrice@lifesciadvisors.com

Media:
Kate Whelan, +44 161 817 5008
kate.whelan@notchcommunications.co.uk

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